EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 28, 2007, by and among (i) (a) Sinoenergy Corporation, a Nevada corporation (the “Company”), Sinoenergy Holdings, Ltd., a British Virgin Islands limited liability company (“Holdings”), Qingdao Sinogas General Machinery Company Limited, a wholly foreign-owned limited liability company organized and existing under the laws of the People’s Republic of China (the “PRC”) (the “WFOE”, and, together with the Company, Holdings and the other companies set forth on Schedule A hereto, the “Group Companies”); (b) Mr. DENG Tianzhou, a resident of Qingdao in the PRC, and (c) Mr. HUANG Bo, a resident of Qingdao Province in the PRC (collectively, Messrs. DENG and HUANG are referred to herein as the “Controlling Shareholders” and individually as the “Controlling Shareholder”); and (ii) Abax Lotus Ltd. (“Abax”) and CCIF Petrol Limited (“CCIF”and, together with Abax, the “Investors”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Notes Purchase Agreement (as defined below) and the Convertible Note Indenture.

WITNESSETH:

WHEREAS, the Group Companies and the Investors have entered into that certain Notes Purchase Agreement dated as of September 1, 2007 (the “Notes Purchase Agreement”), pursuant to which the Company has agreed to issue to the Investors, and the Investors have severally agreed to purchase from the Company, an aggregate of US$16,000,000 of the Company’s 12% Guaranteed Senior Notes due 2012 (the “Senior Notes”) and an aggregate of the Company’s US$14,000,000 3.0% Guaranteed Senior Convertible Notes due 2012 (the “Convertible Notes”, and together with the Senior Notes, the “Notes”), which are convertible into the Company’s common stock, par value $0.001 (the “Common Stock”, and, together with the Notes, the “Securities”);

WHEREAS, in consideration of the Investors entering into the Notes Purchase Agreement, the Company, the Group Companies and the Controlling Shareholders have agreed to provide certain rights to the Investors as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by this agreement, agree as follows:

1.  Representations and Warranties of the Group Companies and the Controlling Shareholders. Each of the Group Companies and the Controlling Shareholders, jointly and severally, represents and warrants that:

1.1  Mr. DENG Tianzhou is the beneficial owner, free and clear of all Liens, of 6,396,923 shares of Common Stock (of record or through a brokerage firm or other nominee arrangement), which constitutes 20.36% of the outstanding voting power of the Company’s capital stock, as set forth in Exhibit A to this Agreement.

1.2  Mr. HUANG Bo is the beneficial owner, free and clear of all Liens, of 6,396,923 shares of Common Stock (of record or through a brokerage firm or other nominee arrangement), which constitutes 20.36% of the outstanding voting power of the Company’s capital stock, as set forth in Exhibit A to this Agreement.

1.3  Each of the Group Companies and the Controlling Shareholders (each of the foregoing, a “Warrantor”) has full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly executed and delivered by each Warrantor and constitutes the legal, valid and binding obligations of such Warrantor enforceable against such Warrantor in accordance with its terms.

1.4  The execution and delivery of this Agreement by each Warrantor do not, and the performance of this Agreement by such Warrantor will not: (i) conflict with or violate any law, rule regulation, order, decree or judgment applicable to any Warrantor or by which any Warrantor or any of the properties of any Warrantor is or may be bound or affected, or the Charter Documents of any Group Company; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under any contract to which any Warrantor is a party or by which any Warrantor or any of the affiliates or properties of any Warrantor is or may be bound or affected, or (iii) result in the creation of any encumbrance or restriction on any of the shares of Common Stock or equity interests in any other Group Company or properties of any Warrantor. The execution and delivery of this Agreement by each Warrantor do not, and the performance of this Agreement by each Warrantor will not, require any consent or approval of any Person.

2.  Covenants and Agreements.

Unless the context requires otherwise, each Group Company hereby covenants and agrees, and each of the Controlling Shareholders hereby covenants and agrees to cause each Group Company to do, as follows:

2.1  Business Plan and Annual Budget. As long as an Investor holds at least $2.0 million of Notes it purchased under the Notes Purchase Agreement, or at least 3% of the Company’s issued and outstanding common stock (in either case, the “Minimum Holding”), to the extent not otherwise made publicly available and to the extent permitted by applicable laws and regulations, the Company shall prepare and submit to such Investor and all other such Investors for their approval (determined by the vote of the majority in aggregate principal amount of Notes held by such Investors, with any Conversion Shares held by such Investors valued as Convertible Notes at the initial Conversion Price in the Convertible Note Indenture, which vote is referred to herein as “Investor Approval”) at least thirty (30) days prior to the beginning of the next financial year or period the annual budget (“Annual Budget”) of the Company and its Subsidiaries on a consolidated basis setting out in reasonable detail the planned annual capital and operating budgets in reasonable detail, projected revenues, a projected financial statement for such fiscal year on a quarterly basis, and promptly after preparation from time to time, any revisions to the forecasts contained therein of the Company and its Subsidiaries and attaching thereto such notes as are necessary, desirable or customary, together with a business plan setting forth in reasonable detail the operating goals of the Company and its Subsidiaries for the following year (the “Business Plan”).

The Investors acknowledge that the Company could be irreparably damaged if material non-public information concerning the business and affairs of the Company were disclosed to or utilized on behalf of any person. Each of the Investors severally and not jointly covenants and agrees to and with the Company that it will not use material non-public information regarding the Company in violation of applicable securities laws, including without limitation Rule 10b-5 under the Securities Exchange Act of 1934.

2.2  Other Covenants. As long as any Investor holds the Minimum Holding, each Group Company hereby covenants and agrees as follows, unless all such Investors otherwise provide prior Investor Approval in their sole discretion, provided, that any action that is approved by the Board of Directors with at least one designee of Abax participating, shall be deemed to have been approved by the Investors:

(a)  No Group Company shall change the substantive responsibilities of the chief executive officer of the Company or his role in senior management of such Group Company and its Subsidiaries, or substitute any other Person to perform the substantive responsibilities of the chief executive officer as they are performed as of the date hereof, other than in the case of incapacity, resignation or retiruement of the chief executive officer.

(b)  No Group Company or its Subsidiaries shall issue any securities, create any security interest or enter into any transaction or a series of related transactions the completion of which will result in a Change of Control of the Company. “Change of Control” shall have the meaning as defined in the Convertible Note Indenture.

(c)  No Group Company or its Subsidiary shall change the number of members of the board of directors (“Board”) of such Group Company or its Subsidiaries, or the composition or structure of the board or board committees of the Group Company or its Subsidiaries or establish board committees of such Group Company or its Subsidiaries, or delegate powers of any Board to a committee, or change the powers, duties or responsibilities delegated to any committee of the Board of such Group Company.

(d)  No Group Company shall amend, alter, waive or repeal any provision of such Group Company’s or its Subsidiaries’ certificate of incorporation, memorandum and articles of association or any other organizational or constitutional documents of such Group Company or its Subsidiaries.

(e)  The Company shall retain independent public accountants (the “Accountants”) of recognized international standing (from those listed on Schedule B hereto), who shall certify the Company’s consolidated financial statements each at the end of each fiscal year. The Company covenants that it shall pay an amount equal to $2.5 million on April 1 of each fiscal year, commencing April 1, 2008, if on or before that date none of the Accountants identified on Schedule B hereto has been appointed as the Company’s auditor, such amount to be paid pro rata to each Investor in the proportion that the Notes held by such Investor bears to the aggregate amount of Notes initially issued pursuant to the Notes Purchase Agreement. The Company shall not terminate the services of the Accountants without prior written Investor Approval, provided that at any time the Company has an audit committee in compliance with the Sarbanes-Oxley Act of 2002 (an “Audit Committee”), the Company shall not require such Investor Approval if the Company has the approval of such Audit Committee and an Abax Nominee (as defined below) is a member of the Audit Committee and has voted in favor of dismissing the Accountant; provided, further, that if an Abax Nominee is not a member of the Audit Committee because such Abax Nominee is not an independent director, as defined by the Nasdaq Stock Exchange, or, if the Company is listed on the New York or American Stock Exchange, as defined by that exchange, then it shall be necessary for such Abax Nominee to have consented to the termination of the services of the Accountants. In the event that the Accountants elect to terminate their services to the Company, the Company shall provide such Investors with a written notice prior to such resignation if reasonably practicable and if not, promptly thereafter notify such Investors, and at any time that the Company is not required to file current reports on Form 8-K with the Securities Exchange Comission (the “Commission”) and does not file such report, the Company shall request the Accountants to deliver to such Investors a letter from the Accountants setting forth the reasons for the termination of their services. In the event of such termination, the Company shall promptly thereafter engage another firm of independent public accountants of recognized international standing (from those listed on Schedule B hereto) to be the new Accountants. In its notice to such Investors, the Company shall state whether the change of Accountants was recommended or approved by the Company’s Board or the Audit Committee. The Company may elect to satisfy its notice obligation by filing a current report on Form 8-K with the Commission disclosing the resignation or appointment of Accountants.

(f)  No Group Company or its Subsidiaries shall approve any Annual Budget or Business Plan of such Group Company and its Subsidiaries without the prior written approval of the Board of Directors or an executive committee of the Board of Directors that, in each case, contains an Abax Nominee who has assented to such Annual Budget or Business Plan, or approve any capital expenditure budget of such Group Company and its Subsidiaries without the prior written approval of such executive committee and the Abax Nominee who is a member thereof (the “Approved Budget”). Without the prior written consent of such executive committee and the Abax Nominee who is a member thereof, no Group Company shall expend any money in any financial year or period that deviates in amount by more than 15% of the amount in the Approved Budget.

(g)  No Group Company or its Subsidiaries shall enter into any activities which are not in the ordinary course of business of such Group Company or such Subsidiary, as the case may be, and that would have a material adverse effect on the interests of the Investors as holders of the Company’s Notes or equity securities.

3.  Right of First Refusal for Future Securities Offerings.

3.1  Issuance Notice.

(a)  So long as an Investor owns the Minimum Holding, if the Company proposes to issue or sell any securities to a purchaser that is not an Affiliate of the Company (the “Proposed Third Party Purchaser”), the Company shall deliver to such Investor a written notice of its intention to effect such sale (an “Issuance Notice”) at least thirty (30) days prior to the consummation of such issuance or sale, which Issuance Notice shall offer such securities to such Investor and shall state (a) the identity of the Proposed Third Party Purchaser, (b) a description of the securities to be issued or sold, including detailed terms of such securities, (c) the amount of the securities proposed to be issued to the Proposed Third Party Purchaser (the “Offered New Securities”); (d) the proposed purchase price for the Offered Securities (the “Issuance Price”); and (e) the terms and conditions of such proposed sale; provided, however, that the right of first refusal granted in this paragraph shall be subject to the rights of certain named persons in the Securities Purchase Agreement dated June 2, 2006, as amended as of the date hereof, among the Company, Barron Partners, L.P. and the other investors therein, as amended, to purchase a pro rata share of securities, as described therein.

(b)  The Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or understanding relating to the Offered New Securities and proof satisfactory to the Company that the Offered New Securities will not violate any applicable securities laws and is a firm offer from the Proposed Third Party Purchaser. Upon delivery of the Issuance Notice, such offer shall be irrevocable unless and until the rights of first refusal provided for herein shall have been waived or shall have expired.

3.2  Option; Exercise. By notification to the Company within fifteen (15) days after the Issuance Notice is given, such Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Issuance Notice, an amount not greater than the proportion of Offered New Securities that bears the same proportion as such Investor’s Securities bears to the Securities owned by all such Investors who may elect to purchase Offered New Securities (all such Securities being valued as the aggregate principal amount of Notes held by such Investors, with any Conversion Shares held by such Investors valued as Convertible Notes at the initial Conversion Price in the Convertible Note Indenture, hereinafter referred to as the “Investor’s Pro Rata Share”); provided that if any Investor waives its right to purchase Offered New Securities, then any other Investor that is eligible to purchase Offered New Securities may elect to exercise its Investor’s Pro Rata Share of such waived rights under Section 3.2 prior to the expiration of the time allotted therefor by giving written notice to the Company. The closing of any sale pursuant to this Section 3.2 shall occur within sixty (60) days after the date on which such notification is first given by any such Investor. Each Investor (or its assignees) shall be entitled to apportion the rights of first refusal hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

3.3  Right to Sell to Proposed Third Party Purchaser. If less than all of the Offered New Securities are elected to be purchased or acquired as provided in Section 3.2, the Company may, during the thirty (30) day period following the expiration of the fifteen (15) day period provided in Section 3.2, offer and sell the remaining unsubscribed portion of such securities to the Proposed Third Party Purchaser in the Issuance Notice at a price not less than, and upon terms no more favorable to the Proposed Third Party Purchaser than, those specified in the Issuance Notice. If the Company does not enter into an agreement for the sale of such securities within such period, or if such agreement is not consummated within thirty (30) days after the execution thereof, the right of first refusal provided hereunder shall be deemed to be revived and such securities shall not be offered to a third party unless first reoffered to all Investors owning the Minimum Holding in accordance with this Section.

4.  Right of First Refusal for the Controlling Shareholders’ Transfer and Tag-Along Right.

4.1  Securities Notice. As long as an Investor holds the Minimum Holding, subject to Section 4.8 of this Agreement, if any Controlling Shareholder proposes to sell or transfer any securities of the Company held by it or any other Permitted Holder (as defined below) to a third party purchaser (the “Third Party Purchaser”) other than as otherwise agreed by Investor Approval in writing prior to such sale or transfer, or in the case of any Exempt Transfer (as defined in Section 4.7 below), such Controlling Shareholder shall, within thirty (30) days prior to the consummation of such transfer or sale, offer such securities to such Investors by sending written notice (an “Offering Notice”) to such Investors, which shall state (a) the identity of the Third Party Purchaser, (b) the type and number of such securities proposed to be transferred (the “Offered Securities”), including detailed terms of such securities (if other than Common Stock); (c) the proposed purchase price per share for the Offered Securities (the “Offer Price”); and (d) the terms and conditions of such sale. The Offering Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or understanding relating to the Offered Securities and proof satisfactory to the Company that the Offered Securities will not violate any applicable securities laws.

4.2  Option; Exercise. For a period of thirty (30) days after the giving of the Offering Notice pursuant to Section 4.1 (the “Option Period”), each Investor owning a Minimum Holding shall have the right to purchase up to its Pro Rata Share of all or any part of the Offered Securities at a purchase price equal to the Offer Price and upon terms and conditions no less favorable than those set forth in the Offering Notice. Each Investor may assign to any of its Affiliates (other than a Person engaged in the Business) all or any portion of its rights pursuant to this Section.

4.3  The right of an Investor to purchase all or any part of the Offered Securities under Section 4.2 above shall be exercisable by delivering written notice of the exercise thereof (the “ROFR Exercise Notice”), prior to the expiration of the Option Period, to the Controlling Shareholder. Such notice shall state the number of Offered Securities that such Investor is willing to purchase pursuant to this Section. The failure of any such Investor to respond within the Option Period to such Controlling Shareholder shall be deemed to be a waiver of that Investor’s rights under Section 4.1; provided that any other Investor that is eligible to tender a ROFR Exercise Notice may elect to exercise its Investor’s Pro Rata Share of such waived rights under Section 4.2 prior to the expiration of the Option Period by giving written notice to the Controlling Shareholder.

4.4  Closing. The closing of the purchases of Offered Securities subscribed for by such Investors under Section 4.3 shall be held at the executive office of the Company at 11:00 a.m., local time, on the 30th day after the giving of the ROFR Exercise Notice pursuant to Section 4.3 or at such other time and place as the parties to the transaction may agree. At such closing, such Controlling Shareholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Controlling Shareholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. Such Investors shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by them or their respective Affiliates. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

4.5  Sale to a Third Party Purchaser. Unless eligible Investors elect to purchase all of the Offered Securities under Section 4.2, the Controlling Shareholder may, subject to Section 4.8, sell the remaining Offered Securities not purchased by such Investors to the Third Party Purchaser identified in the Offering Notice at a price not less than the Offer Price, and on terms not more favorable than the terms set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within thirty (30) days after the earlier to occur of (i) the waiver by eligible Investors of their respective rights to purchase the Offered Securities and (ii) the expiration of the Option Period (the “Contract Date”); and provided further, that such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to eligible Investors that it is aware of the rights of such Investors contained in this Agreement and (y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and agree to be bound by the terms and conditions hereof that are applicable to the Controlling Shareholder, provided that if such Third Party Purchaser, together with any other Third Party Purchasers and on an aggregated basis, owns less than 10% of the Company’s outstanding capital stock on an as-converted, fully diluted basis following such sale, then such Third Party Purchaser shall not be bound by Sections 1, 2, 3 and 6 of this Agreement. If such sale is not consummated within thirty (30) days after the earlier to occur of (i) the waiver by eligible Investors of their respective options to purchase the offer and (ii) the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by such Controlling Shareholder without again offering the same to eligible Investors in accordance with this Section.

4.6   Tag-Along Right. (a) If the Controlling Shareholder is directly or indirectly transferring Offered Securities to a Third Party Purchaser pursuant to Section 4.5, then eligible Investors shall have the right to sell to such Third Party Purchaser that number of Shares (or Convertible Notes representing as closely as possible such number of shares held by any such Investor) equal to that percentage of the Offered Securities determined by dividing (i) the total number of outstanding shares of the Common Stock of the Company (the “Shares”) (on an as-converted basis) then owned by such Investor by (ii) the sum of (x) the total number of Shares (on an as-converted basis) then owned by such Investor and (y) the total number of Shares then owned by the Controlling Shareholder, at a price equal to the Offer Price (in the case of sale of Conversion Shares) or the Offer Price less the then applicable Conversion Price (in the case of the sale of the Convertible Notes), with other terms set forth in the Offering Notice; provided that if the Offer Price is less than the then applicable Conversion Price the Conversion Shares shall be transferred at the Offer Price. The Controlling Shareholder and eligible Investors shall effect the sale of the Offered Securities and eligible Investors shall sell the number of Offered Securities to be sold by them pursuant to this Section, and the number of Offered Securities to be sold to such Third Party Purchaser by the Controlling Shareholder shall be reduced accordingly.

(b) Each Controlling Shareholder shall give notice to eligible Investors of each proposed sale by it, or any other Permitted Holder of Offered Securities which gives rise to the rights of eligible Investors set forth in this Section, at least thirty (30) days prior to the proposed consummation of such sale, setting forth the type and number of Offered Securities, including detailed terms of such securities (if other than Common Stock), the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, the percentage of shares of Common Stock that eligible Investors may sell to such Third Party Purchaser (determined in accordance with Section 4.6(a)), and a representation that such Third Party Purchaser has been informed of the “tag-along” rights provided for in this Section and has agreed to purchase Offered Securities in accordance with the terms hereof. The tag-along rights provided by this Section must be exercised by eligible Investors within thirty (30) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Controlling Shareholder indicating such Investor’s election to exercise its rights and specifying the number of shares of Common Stock (up to the maximum number of shares of Common Stock owned by such Investor required to be purchased by such Third Party Purchaser) it elects to sell (the “Tag-along Exercise Notice”), provided that any eligible Investor may waive its rights under this Section prior to the expiration of such thirty (30) day period by giving written notice to the Controlling Shareholder, with a contemporaneous copy to the Company and any other eligible Investors, upon which any other Investor that is eligible to tender a Tag-along Exercise Notice may elect to exercise its share of such waived rights (determined in accordance with Section 4.6(a)) prior to the expiration of the allotted time period therefor by giving written notice to the Controlling Shareholder. The failure of an eligible Investor to respond within such thirty (30) day period shall be deemed to be a waiver of such Investor’s rights under this Section. If a Third Party Purchaser fails to purchase shares of Common Stock from any eligible Investor, notwithstanding such Investor’s proper exercise of its tag-along rights pursuant to this Section 4.6(b), then such Controlling Shareholder shall either contemporaneously purchase from such Investor at the Offer Price such number of shares of Common Stock as the Third Party Purchaser failed to purchase from such Investor, or if the Controlling Shareholder does not so purchase, it shall not be permitted to consummate the proposed sale of the Offered Securities, the Company shall not register the transfer of such Offered Securities on its share register, and any such attempted sale shall be null and void ab initio.

4.7   Exempt Transfers. The right of first refusal and tag-along rights set forth in this Section 4 and the restrictions set forth in Section 4.8 shall not apply to any of (i) any transfer to a Permitted Holder; provided that adequate documentation therefor is provided to Investors that are eligible to exercise rights under this Section to their reasonable satisfaction and that any such Permitted Holder agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Holder of any provision hereunder, (ii) the sale in an unsolicited broker’s transaction pursuant to Rule 144 under the Securities Act of 1933, as amended, or (iii) the Transfer (as defined below) by the Controlling Shareholder of no more than 1% (on an aggregated basis over the term of the Notes) of the total outstanding equity interest in the Company on a fully-diluted basis if, after such Transfer, each Controlling Shareholder still beneficially owns no less than 7.5% of the total outstanding equity interest in the Company on a fully diluted basis (the “Exempt Transfers”), all of which Exempt Transfers shall be cumulatively available to each Permitted Holder. “Transfer” shall mean sell, transfer, assign, pledge, hypothecate, dispose of, mortgage, enter into any voting trust or other agreement, option or other arrangement or understanding with respect thereto, whether directly or indirectly and whether voluntarily or involuntarily. “Permitted Holder” shall have the meaning ascribed to it in the Convertible Note Indenture.

4.8   Prohibited Transfers.

(a)  Notwithstanding anything to the contrary contained herein, to the extent permitted under applicable law, each Controlling Shareholder shall not, and each Controlling Shareholder shall cause the Permitted Holder not to, without the prior written Investor Approval, which shall not be unreasonably withheld, Transfer through one or a series of transactions any securities of the Company to any Person, unless one or more Investors have, singly or in the aggregate, sold more than 5% of the total outstanding equity interest in the Company on a fully diluted basis, provided that the foregoing provision shall not apply to any Exempt Transfer.

(b)  Each Controlling Shareholder shall require each Permitted Holder to agree not to sell or transfer securities of the Company held by such Permitted Holder except to the extent that the Controlling Shareholder would be able to sell the shares as provided in this Agreement if the Controlling Shareholder had not transferred the securities, it being understood that any right of a Permitted Holder to sell shall not be an independent right and the limitation in this Agreement shall be applicable to the Controlling Shareholder and all of his Permitted Holders as a group. Any attempt by any Controlling Shareholder or any other Permitted Holders to sell or transfer any securities of the Company held by it or any other Permitted Holder in violation of this Section shall be void and the Company hereby agrees it will not effect such a transfer on its share register nor will it treat any alleged transferee as the holder of such shares.

5.  Board Representation.

5.1  Number of Board Members. The Company shall, effective upon Closing and until the termination of this Agreement, take all appropriate actions to fix and maintain a Board of no more than six (6) voting members and the Company shall not change the number of voting members of its Board without the approval of the Abax Nominees.

5.2  Abax Nominees. Upon the Abax Election (as defined below), as long as Abax continues to hold more than 5% of the outstanding shares of Common Stock on an as-converted basis, it shall be entitled to appoint up to 20% of the voting members (or the next higher whole number if such percentage does not yield a whole number) of the Company’s Board (each a “Abax Nominee” and together, the “Abax Nominees”). If, however, there occurs any Financial and Operational Trigger (as defined in the Convertible Note Indenture) while Abax holds more than 5% of the outstanding shares of Common Stock on an as-converted basis, Abax shall be eligible to appoint an additional voting member of the Company’s Board, provided however, that Abax shall have the right to appoint only one additional voting member of the Company’s Board irrespective of the number of times a Financial and Operational Trigger occurs.

5.3  Board Committees. The Company shall not, without the prior written consent of Abax, establish any committee of its Board, delegate powers of its Board to a committee, or change the powers, duties or responsibilities delegated to any committee of the Board of the Company. To the extent permitted by applicable law and exchange listing rules, Abax Nominees shall be entitled to be members of all committees of the boards of directors of the Company and its Subsidiaries, if any, it being understood that the Abax Nominee shall not be a member of the Audit Committee until he or she is an independent director.

5.4  Abax Election. If Abax provides written notice to the Company informing the Company of (i) its election (the “Abax Election”) to be represented on the Board and (ii) the name(s) of the Abax Nominee(s), together with the information concening the Abax Nominee as would required by Item 401 of Regulation S-B or S-K, whichever shall be applicable, then, as soon as practicable after its receipt of such notice from Abax, but in no event later than five (5) business days after such receipt, the Company shall:

(a)  provide notice of the Abax Election to the Company’s Board and the Controlling Shareholders, and

(b)  to the extent permissible under applicable laws and regulations (including rules of any relevant listing exchange), take all necessary actions so as to permit the Abax Nominee(s) to be duly appointed or elected as members of the Company’s Board as soon as practicable.

Subject to the conditions and limitations set forth herein, the Abax Election may be exercised by Abax at any time in its sole discretion.

5.5  Voting Agreement. Each of the Controlling Shareholders agrees to vote, or cause to be voted, all of the Company’s Shares owned by such Controlling Shareholder or any other Permitted Holder (of record or through a brokerage firm or other nominee arrangement), or over which such Controlling Shareholder has voting control, from time to time and at all times, at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, if favor of the election of the Abax Nominees to the Board. Each Controlling Shareholder further covenants not to frustrate the purpose of the immediately preceding sentence by any means, including through entering into any agreement or commitment inconsistent with such purpose, including but not limited to any inconsistent pledge, charge, hypothecation, voting agreement, voting trust or other disposition of voting rights of the Common Stock over which such Controlling Shareholder retains beneficial ownership or the economic benefits and risks attendant thereto.

5.6  Vacancies. Any vacancies created by the resignation, removal or death of an Abax Nominee appointed or elected to the Board shall be filled pursuant to the provisions of this Section.

5.7  Quorum. The Company’s by-laws shall provide that a quorum for any meeting of the Board shall require the attendance of at least one of the Abax Nominee(s), provided that Abax Nominee(s) may participate in such meetings by telephone conference call.

5.8  Reimbursement. Each time Abax Nominee(s) attend a face-to-face meeting of the Board, the Company shall reimburse such director for reasonable travel expenses on the same basis as the other independent members of the Board.

6.  Indemnification.

(a)  In addition to all rights and remedies available to any Investor at law or in equity, each Group Company jointly and severally, and each Controlling Shareholder severally as to its own conduct and not jointly with the other Controlling Shareholder, shall indemnify each Investor, and its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the “Indemnified Parties”) and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses”) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

(i)  any misrepresentation or breach of a representation or warranty on the part of any Warrantor herein;

(ii) any nonfulfillment or breach of any covenant or agreement on the part of any Group Company, any Controlling Shareholder or the chief executive officer or chairman pursuant to the Noncompetition and Non-Solicitation Agreements entered into the date hereof between the Investors and the chief executive officer and the chairman; or

(iii) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against or affecting any Group Company and/or its Affiliates or Subsidiaries which, if successful, would give rise to or evidence the existence of or relate to a breach of (A) any of the representations or warranties at the time made or (B) covenants of such Group Company or the Controlling Shareholders.

(b)  Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Party’s gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Party’s reliance in good faith upon any of the representations, warranties, covenants or promises made by any Warrantor herein) by the Indemnified Party, neither any Group Company nor any Controlling Shareholder shall be responsible for any Losses sought to be indemnified in connection therewith, and each Group Company and the Controlling Shareholders shall be entitled to recover from the Indemnified Party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of such Group Company and the Controlling Shareholders reasonably incurred in effecting such recovery, if any.

(c)  All indemnification rights hereunder shall survive, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of any Investor and/or any of the other Indemnified Parties.

(d)  The indemnity obligations that each Group Company and the Controlling Shareholders have under this Section shall be in addition to any liability that such Group Company and the Controlling Shareholders may otherwise have.

The total amount of indemnification which can be sought under this Section 6 shall not be greater than the sum of (x) the Repurchase Amount as defined in the indenture governing the Convertible Notes and (y) the maximum amount payable upon maturity of the Senior Notes.

7.  Miscellaneous.

7.1  Termination. Except for Sections 6 and 7, which shall survive the termination of this Agreement, or as otherwise expressly provided herein, this Agreement will be automatically terminated with no further effect with respect to an Investor at such time that such Investor no longer holds any Securities (including the Common Stock issued upon conversion of the Convertible Notes).

7.2  Specific Enforcement. Upon a breach by any Controlling Shareholder or any Group Company of this Agreement, in addition to any such damages as any Investor is entitled to, directly or indirectly, by reason of said breach, each Investor shall be entitled to injunctive relief against such Controlling Shareholder or such Group Company if such relief is applicable and available, as a remedy at law would be inadequate and insufficient. Nothing in this Section shall be construed as limiting any Investor’s remedies in any way.

7.3  Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or by facsimile transmission. Every notice hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, upon transmission by facsimile and confirmed facsimile receipt, or two (2) days after the same shall have been deposited with a reputable international overnight courier.

(a)  If to an Investor, at its address as set forth in the Notes Purchase Agreement, or at such other address as may have been furnished to the Company by it in writing.

(b)  If to the Controlling Shareholders, at the address set forth on Schedule C to this Agreement, or at such other address as may have been furnished to the Company by it in writing.

(c)    If to the Company at:
Sinoenergy Corporation
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District
Beijing, P.R. China 100107
Fax: +86 10 8492 8665
Attention: Chief Financial Officer

with a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Fax: +1 212 930 9725
Attn: Asher S. Levitsky, P.C.

7.4  Amendments and Waiver. Unless otherwise specifically stated herein, any term of this Agreement may be amended with the written consent of the party against whom enforcement may be sought and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Company and the Controlling Shareholders, in the case of an Investor’s obligations, and by the Investors entitled to rights hereunder in the case of the obligations of any other parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.5  Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

7.6  Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement to the extent permitted by law.

7.7  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except insofar as the law of where a corporation is organized and existing may require its own laws to apply to matters of corporate governance. Each Group Company and each Controlling Shareholder agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

 7.8       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties hereto. Unless otherwise provided herein, each Investor may assign its rights hereunder to any of its Affiliates (as defined below). For purposes of this Agreement, an “Affiliate” shall refer to: (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 50% or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, (iv) a trust for the benefit of such Person referred to in the foregoing clause (ii) of this definition.

7.9  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the day and year written above.

GROUP COMPANIES

SINOENERGY CORPORATION By: /s/ HUANG Bo____________________ Name: HUANG Bo Title: CEO	SINOENERGY HOLDINGS, LTD. By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Director

Qingdao Sinogas General Machinery Limited Corporation (梮岛中油濦用机械有榰公司) By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Chairman of the BOD	Xuancheng Sinoenergy Vehicle Gas Company (宣城中缃汽炚燃气有榰公司) By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Director

Pingdingshan Sinoenergy Gas Company (平枊山中缃燃气有榰公司) By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Chairman of the BOD	Wuhan Sinoenergy Gas Company (武汉中缃燃气有榰公司) By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Director

Qingdao Sinogas Yuhan Chemical Equipment Co., Ltd. (梮岛中油濦用宇恒冶化有榰公司) By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Chairman of the BOD	Jiaxing Lixun Automotive Electronic Co, Ltd. (嘉兴力瀻汽炚电子有榰公司) By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Chairman of the BOD

Hubei Gather Eenergy Gas Co., Ltd. (湖北合缃燃气有榰公司) By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Director	Anhui Gather Eenergy Gas Co., Ltd. (安徽合缃燃气有榰公司) By: /s/ HUANG Bo__________________ Name: HUANG Bo Title: Director

CONTROLLING SHAREHOLDER:

By:	/s/ DENG Tianzhou
Mr. DENG Tianzhou as the Controlling Shareholder

CONTROLLING SHAREHOLDER:

By:	/s/ HUANG Bo
Mr. HUANG Bo
as the Controlling Shareholder

Accepted and Agreed to:

CCIF PETROL LIMITED

By:  /s/ Andrew Lo
Name:
Title: Authorized Signatory

Accepted and Agreed to:

ABAX LOTUS LTD.

By:

By:  /s/ Yang Xiangdong
Name:
Title: Authorized Signatory